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Exhibit 1.1

                  Shares

Common Stock
($0.001 Par Value)
 UNDERWRITING AGREEMENT

December [    ], 2004

UNDERWRITING AGREEMENT

December [    ], 2004

UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

        The persons named on Schedule B annexed hereto (the "Selling Stockholders") severally and not jointly propose to sell to the underwriters named on Schedule A annexed hereto (the "Underwriters"), for whom UBS Securities LLC ("UBS") is acting as representative, an aggregate of                   shares (the "Firm Shares") of Common Stock, $0.001 par value (the "Common Stock"), of LECG Corporation, a Delaware corporation (the "Company"), in the respective amounts set forth under the caption "Firm Shares" on Schedule B annexed hereto. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 250,000 shares of Common Stock (the "Company Additional Shares") and the Selling Stockholders propose to grant to the Underwriters the option to purchase from the Selling Stockholders up to an additional 200,000 shares of Common Stock (the "Selling Stockholders' Additional Shares" and, together with the Company Additional Shares, the "Additional Shares") in the respective amounts set forth under the caption "Additional Shares" on Schedule B hereto. The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below.

        The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-120342), including a prospectus, relating to the Shares. The Company has furnished to UBS, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each such preliminary prospectus, being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended, when it became or becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "Registration Statement," and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus." As used herein, "business day" shall mean a day on which The Nasdaq Stock Market, Inc. National Market System ("NASDAQ") is open for trading.

        The Company, each of the Selling Stockholders and the Underwriters agree as follows:

        1.     Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, each of the Selling Stockholders selling Firm Shares, severally and not jointly, agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from each of the Selling Stockholders selling Firm Shares at a purchase price of $[            ] per share, the aggregate number of Firm Shares (to be adjusted by UBS so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by each of the Selling Stockholders selling Firm Shares as set forth opposite their respective names on Schedule B hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter on Schedule A hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Selling Stockholders selling Firm Shares, subject to adjustment in accordance with Section 9 hereof. The Company and the Selling Stockholders are each advised by UBS that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in UBS's judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. UBS may from time to time increase or decrease the public offering price after the initial public offering to such extent as UBS may determine.

        In addition, the Company and each Selling Stockholder selling Additional Shares, severally and not jointly, hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company and each Selling Stockholders selling Additional Shares, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Selling Stockholders for the Firm Shares. The aggregate number of Additional Shares to be purchased from the Company and each Selling Stockholder selling Additional Shares shall be determined by multiplying the maximum number of Additional Shares to be sold by the Company and each Selling Stockholder selling Additional Shares as set forth opposite their respective names on Schedule B hereto by a fraction, the numerator of which is the aggregate number of Additional Shares to be purchased by the Underwriters and the denominator of which is the aggregate maximum number of Additional Shares offered for purchase by the Company and each Selling Stockholder selling Additional Shares (to be adjusted by UBS so as to eliminate fractional shares). This option may be exercised by UBS on behalf of the several Underwriters at any time and from time to time on or before the thirtieth (30th) day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second (2nd) business day after the date on which the option shall have been exercised nor later than the tenth (10th) business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as UBS may determine to eliminate fractional shares), subject to adjustment in accordance with Section 9 hereof.

        2.     Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Custodian (as defined below) on behalf of the Selling Stockholders by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to UBS through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 6:30 a.m., California time, on December [    ], 2004 (unless another time shall be agreed to by UBS and the Company and the Attorneys-in-Fact (as defined below) or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase." Electronic transfer of the Firm Shares shall be made to UBS at the time of purchase in such names and in such denominations as UBS shall specify.

        Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to UBS at the additional time of purchase in such names and in such denominations as UBS shall specify.

        Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Shares shall be made at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, at 2:00 p.m., California time, on the day before the time of purchase or the additional time of purchase, as the case may be.

        3.     Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a)   the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company's knowledge after due inquiry, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and will comply, at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-1 have been satisfied; the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in any Preliminary Prospectus, the Registration Statement or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter or the activities to be undertaken by the Underwriters and furnished in writing by or on behalf of such Underwriter through UBS to the Company expressly for use in any such Preliminary Prospectus, the Registration Statement or the Prospectus; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the then most recent Preliminary Prospectus and the Prospectus;

          (b)   as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled "Capitalization" (subject, in each case, to the issuance of shares of Common Stock upon the exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

          (c)   the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Company Additional Shares as contemplated herein;

          (d)   the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect");

          (e)   the Company has no subsidiaries (as defined in the Act) other than as set forth on Exhibit A hereto (collectively, the "Subsidiaries"); other than as described in the Registration Statement, the Company owns all of the issued and outstanding capital stock (including membership interests) of each of the Subsidiaries; other than the capital stock (including membership interests) of the Subsidiaries and other than as described in the Registration Statement, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation, the by-laws, the certificates of formation, the operating agreements or other organizational documents of the Company and the Subsidiaries and all amendments thereto have been delivered to UBS, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly incorporated or, in the case of a limited liability company, formed and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, with full corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock (including membership interests) of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock (including membership interests) or ownership interests in the Subsidiaries are outstanding;

          (f)    the Firm Shares and the Additional Shares to be sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued by the Company in violation of any statutory or contractual preemptive right or any resale right, right of first refusal or other similar right;

          (g)   the Additional Shares to be sold by the Company have been duly authorized and, when issued and delivered against payment therefore as provided herein, will be validly issued, fully paid and non-assessable and free of any statutory or contractual preemptive right or any resale right, right of first refusal or other similar right;

          (h)   the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

          (i)    this Agreement has been duly authorized, executed and delivered by the Company;

          (j)    neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective certificate of incorporation, by-laws, certificate of formation, operating agreement or other organizational documents, as the case may be, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the certificate of incorporation, the by-laws, the certificate of formation, the operating agreement or the other organizational documents, as the case may be, of the Company or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries.

          (k)   no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

          (l)    except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

          (m)  each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

          (n)   all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

          (o)   except as have been disclosed in the Registration Statement, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company's knowledge after due inquiry, contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

          (p)   Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

          (q)   the audited financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

          (r)   subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries, except as contemplated by this Agreement, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

          (s)   the Company has obtained for the benefit of the Underwriters the agreement (a "Lock-Up Agreement"), in the form set forth as Exhibit B hereto, of each of the persons and entities named on Exhibit B-1 hereto;

          (t)    the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (u)   the Company and each of the Subsidiaries has good and marketable title to all property (real, personal and mixed) described in the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances other than a security interest granted by the Company in connection with its revolving credit facility as disclosed in the Registration Statement; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

          (v)   the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, "Intellectual Property"); (i) there are no third parties who have or, to the Company's knowledge after due inquiry, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) to the Company's knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or to the Company's knowledge threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or to the Company's knowledge threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or to the Company's knowledge threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vi) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) there is no prior art that may render any patent application owned by the Company unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

          (w)  neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company's knowledge after due inquiry, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge after due inquiry, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company's knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

          (x)   the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company's knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

          (y)   all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

          (z)   the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

          (aa) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

          (bb) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company's knowledge after due inquiry, any other party to any such contract or agreement;

          (cc) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (dd) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established;

          (ee) the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

          (ff)  the Company has provided UBS true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

          (gg) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

          (hh) neither the Company nor any of the Subsidiaries nor, to the Company's knowledge after due inquiry, any employee or agent of the Company or any of the Subsidiaries has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

          (ii)   neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

          (jj)   to the Company's knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus or as disclosed to UBS in writing prior to the date hereof.

        In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or such Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

        4.     Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

          (a)   all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Power-of-Attorney (as defined below) and the Custody Agreement (as defined below), and for the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Power-of-Attorney and the Custody Agreement have been obtained; and such Selling Stockholder has full right, power, capacity and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

          (b)   this Agreement, the Power-of-Attorney and the Custody Agreement have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and this Agreement, the Power-of-Attorney and the Custody Agreement each constitute legal, valid and binding agreements of such Selling Stockholder;

          (c)   the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power-of-Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (1) its charter, by-laws or other organizational documents, (2) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or such Selling Stockholder's properties may be bound or affected and which is material to such Selling Stockholder or the transactions contemplated by this Agreement or (3) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to such Selling Stockholder; and such sale can not be matched with a corresponding purchase prior to the time of purchase or the additional time of purchase, as the case may be, for purposes of, and as determined pursuant to, Section 16(b) of the Exchange Act;

          (d)   such Selling Stockholder now is and at the time of delivery of such Shares (whether the time of purchase or the additional time of purchase, as the case may be) will be, the beneficial owner of the number of Shares to be sold by such Selling Stockholder pursuant to this Agreement and has and, at the time of delivery thereof, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares (whether at the time of purchase or the additional time of purchase, as the case may be), the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

          (e)   such Selling Stockholder has the authority to and has executed and delivered a lock-up agreement in the form attached hereto as Exhibit B;

          (f)    such Selling Stockholder has not taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (g)   in respect of any statements in or omissions from the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein (it being understood and agreed that the only such information furnished to the Company by any Selling Stockholder consists of the information described in Section 11(b) of this Agreement) ("Selling Stockholder Information"), (i) the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact concerning Selling Stockholder Information or omit to state a material fact concerning Selling Stockholder Information required to be stated therein or necessary to make the statements therein not misleading, (ii) the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact concerning Selling Stockholder Information or omit to state a material fact concerning Selling Stockholder Information required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact concerning Selling Stockholder Information or omit to state a material fact concerning Selling Stockholder Information required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (h)   with respect to each of David P. Kaplan and the Teece Family Millennium Trust only, (i) the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such Selling Stockholder makes no warranty or representation with respect to any statement contained in any Preliminary Prospectus, the Registration Statement or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter or the activities to be undertaken by the Underwriters, or any other Selling Stockholder, and furnished in writing by or on behalf of such Underwriter through UBS, or by or on behalf of such other Selling Stockholder, as the case may be, to the Company expressly for use in any such Preliminary Prospectus, the Registration

  Statement or the Prospectus (it being understood and agreed that the only such information furnished to the Company by UBS or any Selling Stockholder consists of the information described in Sections 11(a) or (b), as applicable, of this Agreement);

          (i)    such Selling Stockholder will advise UBS promptly, and if requested by UBS, will confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Act, of any change in information of the type described in Section 11(b) of this Agreement contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, which relates to such Selling Stockholder;

          (j)    in order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder agrees to deliver to UBS prior to or at the time of purchase or the additional time of purchase, as the case may be, a properly completed and executed United States Treasury Department Substitute Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

          (k)   certificates in negotiable form, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to UBS (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to LaSalle Bank N.A., as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a power-of-attorney, in the form heretofore furnished to UBS (the "Power-of-Attorney"), appointing Thoma Cressey Equity Partners, Inc. and TC Partners VII, L.P. as such Selling Stockholder's attorneys-in-fact (collectively, the "Attorneys-in-Fact") with authority, either acting alone or jointly, to execute and deliver this Agreement and any other documents necessary or desirable in connection with the sale of the Shares to be sold hereunder on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder as provided in Section 1 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by such Selling Stockholder in connection with the sale and public offering of the Shares by the Selling Stockholders, to distribute the balance of such proceeds to such Selling Stockholder in proportion to the number of Shares sold by such Selling Stockholder, to receive notice on behalf of such Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement, the Custody Agreement and the Power-of-Attorney; and

          (l)    the Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power-of-Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of such Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or other entity, by the dissolution or liquidation of such partnership, corporation or other entity, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or other entity should be dissolved or liquidated, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares to be sold by such Selling Stockholder shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Custodian pursuant to the Custody Agreement or the Attorneys-in-Fact, either acting alone or jointly, pursuant to the Power-of-Attorney shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other event had not occurred, regardless of whether or not the Custodian or the Attorneys-in-Fact, or either of them acting alone, shall have received notice of such death, incapacity, termination, dissolution, liquidation or other event.

          (m)  the sale of the Selling Stockholder's shares pursuant to this Agreement is not prompted by any information concerning the Company that is not set forth in the Prospectus.

        In addition, any certificate signed by any Selling Stockholder or on behalf of any Selling Stockholder by the Attorneys-in-Fact, or either of them acting alone, or otherwise and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

        5.     Certain Covenants of the Company. The Company hereby agrees:

          (a)   to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as UBS may designate and to maintain such qualifications in effect so long as UBS may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise UBS of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (b)   to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

          (c)   if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares maybe sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise UBS promptly and, if requested by UBS, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

          (d)   to advise UBS promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise UBS promptly of any proposal to amend or supplement the Registration Statement or the

  Prospectus and to provide UBS and Underwriters' counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which UBS shall object in writing;

          (e)   subject to Section 5(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to provide UBS with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify UBS of such filing;

          (f)    if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

          (g)   to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

          (h)   to make generally available to its security holders, and to deliver to UBS, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than January 31, 2005;

          (i)    to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders' equity and cash flow of the Company and its consolidated subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

          (j)    to furnish to UBS one copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto), and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

          (k)   to furnish to UBS promptly and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange or interdealer quotation system on which any class of securities of the Company is listed, and (iv) such other information as UBS may reasonably request regarding the Company or the Subsidiaries;

          (l)    to furnish to UBS as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 7(e) hereof;

          (m)  to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

          (n)   to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among underwriters, any dealer agreements, any powers of attorney or custody agreement and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws, including any filing fees, and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and other disbursements of counsel for the Underwriters incurred in connection with such qualifications and determinations, which, together with any such fees described in Section 5(n)(vi), shall not exceed $10,000) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) listing of the Shares for quotation on NASDAQ, (vi) any filing for review of the public offering of the Shares by the NASD (including the legal fees and other disbursements of counsel to the Underwriters incurred in connection with such filing, which, together with any such fees described in Section 5(n)(iv), shall not exceed $10,000), (vii) the fees and disbursements of any transfer agent, registrar or custodian for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) the performance of the Company's other obligations hereunder;

          (o)   not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the "Lock-Up Period"), without UBS's prior written consent, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus, and (iv) in connection with any acquisition of, or merger with, another company or the acquisition of any assets of another company; provided, however, that with respect to this clause (iv), any such acquisition or merger involves an amount of the Company's securities that is less than or equal to five percent (5%) of the Company's outstanding share capital, which shall be measured at the time a definitive agreement is signed in connection with such acquisition, merger or strategic transaction; and provided, further, that it shall be a condition to the closing of any such transaction that any person or entity who becomes a holder of the Company's Common Stock or any securities substantially similar to the Common Stock, including but not limited to any securities convertible into or exchangeable for Common Stock, or that represents the right to receive Common Stock or any such securities, shall execute a Lock-Up Agreement;

          (p)   use commercially reasonable efforts (legal or otherwise) to monitor and enforce the restrictions on the holders of Registrable Securities (as such term is defined in the Registration Rights Agreement referred to below) with respect to the sale or distribution of equity securities, or any securities convertible into or exchangeable or exercisable for such securities, of the Company as provided in Section 3(a) of that certain Registration Rights Agreement, dated as of September 29, 2000, among LECG Holding Company, LLC, TCEP/LECG Funding Corporation, David J. Teece, David P. Kaplan, certain institutional investors listed on the signature pages thereto and those certain other persons who became a party thereto by executing and delivering a joinder thereto, as amended by Amendment No. 1 to the Registration Rights Agreement, dated as of November 9, 2004, among Thoma Cressey Fund VII, L.P., Thoma Cressey Friends Fund VII, L.P. and the Company (as amended, the "Registration Rights Agreement");

          (q)   to use its best efforts to cause the Shares to be listed for quotation on NASDAQ; and

          (r)   to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

        6.     Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses incurred, including the fees and disbursements of their counsel.

        7.     Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and each of the Selling Stockholders of its respective obligations hereunder and to the following additional conditions precedent:

          (a)   The Company shall furnish to UBS at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, special counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Sullivan & Cromwell LLP, counsel for the Underwriters, stating that:

            (i)    the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Company Additional Shares as contemplated herein;

            (ii)   this Agreement has been duly authorized, executed and delivered by the Company;

            (iii)  the Shares have been duly authorized and validly issued and are fully paid and non-assessable;

            (iv)  the capital stock of the Company, including the Shares, conforms to the description thereof contained in the Registration Statement and the Prospectus;

            (v)   (A) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein or derived therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; and (B) the conditions to the use of Form S-1 have been satisfied;

            (vi)  the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b);

            (vii) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters);

            (viii) the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the certificate of incorporation, the by-laws, the certificate of formation, the operating agreement or the other organizational documents, as the case may be, of the Company or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected and in each such case that is an exhibit to the Registration Statement or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;

            (ix)  to such counsel's knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;

            (x)   to such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described;

            (xi)  the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act; and

            (xii) the information in "Description of capital stock" and "Underwriting," insofar as such statements constitute a summary of contracts, agreements or documents or matters of law or legal proceedings, or refer to statements of law or legal conclusions, is accurate in all material respects and presents fairly the information required to be shown.

        In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and the Selling Stockholders, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs (iv) and (v) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus or derived from such financial statements and schedules).

          (b)   The Company shall furnish to UBS at the time or purchase and, if applicable, at the additional time of purchase, an opinion of Folger Levin & Kahn LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Sullivan & Cromwell LLP, counsel for the Underwriters, stating that:

            (i)    the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both UBS and they are justified in relying upon such opinions and certificates);

            (ii)   the Company had, as of September 30, 2004, an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled "Capitalization"; the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights under the Delaware General Corporation Law and the certificate of incorporation and by-laws of the Company and contractual preemptive rights, resale rights, rights of first refusal and similar rights under any contract, agreement or instrument which is an exhibit to the Registration Statement or, to such counsel's knowledge, under any other contract, agreement or instrument which the Company is a party to or bound by;

            (iii)  the Shares have been duly authorized and validly issued and are fully paid and non-assessable and are free of preemptive rights under the Delaware General Corporation Law, the certificate of incorporation and by-laws of the Company, any agreement or instrument which is an exhibit to the Registration Statement or, to such counsel's knowledge, under any other contract, agreement or instrument which the Company is a party to or bound by; the certificates for the Shares are in due and proper form under Delaware law and the holders of the Shares will not be subject to personal liability solely by reason of being such holders; and

            (iv)  no person has the right, pursuant to the terms of any agreement or instrument described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel to have any securities issued by the Company and owned by them registered pursuant to the Act, included in the Registration Statement or sold in the offering contemplated hereby, whether as a result of the filing or effectiveness of the Registration Statement or the transactions contemplated hereby or otherwise, except for such rights as have been complied with or waived.

          (c)   Each of the Selling Stockholders shall furnish to UBS at the time of purchase and at the additional time of purchase, as the case may be, an opinion of either Hogan & Hartson LLP or Folger Levin & Kahn LLP, as counsel for such Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, and in form and substance satisfactory to Sullivan & Cromwell LLP, counsel for the Underwriters, stating that:

            (i)    this Agreement, the Power-of-Attorney and the Custody Agreement have each been duly executed and delivered by or on behalf of each Selling Stockholder and the Power-of-Attorney and the Custody Agreement each constitute valid and binding agreements of each Selling Stockholder enforceable in accordance with their terms;

            (ii)   all consents, approvals, authorizations and orders necessary for the execution and delivery by each Selling Stockholder of this Agreement, the Power-of-Attorney and the Custody Agreement hereinafter referred to, and for the consummation by each Selling Stockholder of the transactions contemplated by this Agreement, the Power-of-Attorney and the Custody Agreement have been obtained; and each Selling Stockholder has full right, power, capacity and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

            (iii)  the sale of the Shares to be sold by each Selling Stockholder hereunder and the compliance by each Selling Stockholder with the applicable provisions of this Agreement, the Power-of-Attorney and the Custody Agreement and the consummation of the transactions hereby and thereby do not and will not conflict with or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (1) its charter, by-laws or other organizational documents, (2) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument which is an exhibit to the Registration Statement or, to such counsel's knowledge, to which such Selling Stockholder is a party or by which such Selling Stockholder or such Selling Stockholder's properties may be bound or affected, (3) under the Delaware General Corporation Law or any statute, decisional law, regulation or rule, that is customarily applicable to transactions of the nature contemplated by this Agreement, of the United States of America or the States of New York or, in the case of Folger Levin & Kahn LLP, California or, in the case of Hogan & Hartson LLP, Washington D.C. or (4) to the knowledge of such counsel, any decree, judgment or order applicable to such Selling Stockholder; and

            (iv)  each Selling Stockholder has, and immediately prior to the time of purchase or the additional time of purchase, as the case may be, will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and upon payment therefor and the delivery to DTC or its agent of the Shares registered in the name of Cede & Co. or such other nominee designated by DTC, both as provided for herein, and the crediting of the Shares to the Underwriters' respective accounts with DTC, Cede & Co. or such other nominee designated by DTC will be a "protected purchaser" of the Shares (as defined in Section 8-303 of the Uniform Commercial Code as adopted in the State of New York (the "UCC")), the Underwriters will acquire a valid "security entitlement" (within the meaning of Section 8-501 of the UCC) to the Shares and no action based on an "adverse claim" (as defined in Section 8-102 of the UCC) may be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are without notice of any such adverse claim).

        In rendering the opinion in paragraph (c), such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on, the Shares sold by such Selling Stockholder and the existence of agreements as to which such Selling Stockholder is a party, provided that such counsel shall state that they believe that both UBS and they are justified in relying upon such certificate.

          (d)   The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to UBS a certificate of Marvin Tenenbaum, General Counsel of the Company, dated the time of purchase or the additional time of purchase, as the case may be, certifying that such officer has participated in conferences with other officers and other representatives of the Company and representatives of the Selling Stockholders, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such officer is not certifying and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing nothing has come to the attention of such officer that causes him to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such officer need not make any certification with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus or derived from such financial statements and schedules).

          (e)   UBS shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS.

          (f)    UBS shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Sullivan & Cromwell LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to such matters as UBS reasonably requests.

          (g)   No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which UBS object in writing.

          (h)   The Registration Statement shall become effective not later than 5:30 p.m. New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 p.m., New York City time, on the second (2nd) full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 p.m., New York City time, on the date of this Agreement.

          (i)    Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (j)    Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

          (k)   The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to UBS a certificate of its Chairman of the Board and its Chief Financial Officer in the form attached as Exhibit C hereto.

          (l)    UBS shall have received the signed Lock-up Agreements referred to in Section 3(s) hereof.

          (m)  The Company and the Selling Stockholders shall have furnished to UBS such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as UBS may reasonably request.

          (n)   The Shares shall have been approved for quotation on NASDAQ.

          (o)   The Selling Stockholders will at the time of purchase and the additional time of purchase, as the case may be, deliver to UBS a certificate of the Attorneys-in-Fact to the effect that the representations and the warranties of the Selling Stockholders as set forth in this Agreement are true and correct as of each such date.

        8.     Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when UBS shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

        The obligations of the several Underwriters hereunder shall be subject to termination in UBS's absolute discretion or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in UBS's judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or NASDAQ;

(ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS's judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

        If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 8, the Company, the Attorneys-in-Fact and each other Underwriter shall be notified promptly in writing.

        If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholders, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(n), 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

        9.     Increase in Underwriters' Commitments. Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as UBS may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters on Schedule A.

        Without relieving any defaulting Underwriter from its obligations hereunder, the Company and each of the Selling Stockholders agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by UBS with the approval of the Company or selected by the Company with UBS's approval).

        If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or UBS shall have the right to postpone the time of purchase for a period not exceeding five (5) business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

        The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named on Schedule A.

        If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five (5) business days for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        10.   Indemnity and Contribution.

          (a)   The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except (A) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through UBS to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in either such Registration Statement or such Prospectus or necessary to make such information not misleading and (B) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in a Preliminary Prospectus or necessary to make the statements made therein not misleading, the indemnity in this Section 10(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, damage expense, liability or claim purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented) was timely furnished by the Company to such Underwriter and the Prospectus (as so amended or supplemented) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, damage, expense, liability or claim.

        Each Selling Stockholder severally and not jointly agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, in each case with reference only to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the Registration Statement or Prospectus (it being understood and agreed that the only such information is enumerated in Section 11(b) of this Agreement); provided, that no Selling Stockholder shall be responsible, either pursuant to Sections 10(a) or (c) or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the proceeds (net of underwriting discounts and commissions but before deducting expenses) received by such Selling Stockholder from the sale of Shares hereunder. In addition, with respect to each of David P. Kaplan and the Teece Family Millennium Trust only, such Selling Stockholder severally and not jointly agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons to the same extent as the Company but subject to the proviso in the prior sentence. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

        If any action, suit or proceeding (each, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or any Selling Stockholder pursuant to the foregoing paragraphs, such Underwriter or such person shall promptly notify the Company or the Selling Stockholder, as the case may be, in writing of the institution of such Proceeding and the Company or such Selling Stockholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or such Selling Stockholder shall not relieve the Company or such Selling Stockholder from any liability which the Company or such Selling Stockholder may have to any Underwriter or any such person or otherwise, except to the extent the Company or such Selling Stockholder shall not have otherwise learned of such Proceeding and such omission results in material prejudice to the Company or such Selling Stockholder, as the case may be. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Stockholder in connection with the defense of such Proceeding or the Company or such Selling Stockholder shall not have, within a reasonable period of time in light of the circumstances, employed counsel to take charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or such Selling Stockholder (in which case the Company or such Selling Stockholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or such Selling Stockholder and paid as incurred (it being understood, however, that the Company or such Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or such Selling Stockholder shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company or such Selling Stockholder, the Company or such Selling Stockholder agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement.

        Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (b)   Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Stockholder and any person who controls the Company or any of the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through UBS to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading (it being understood and agreed that the only such information is enumerated in Section 11(a) of this Agreement).

        If any Proceeding is brought against the Company, any Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, such Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, such Selling Stockholder or any such person or otherwise, except to the extent such Underwriter shall not have otherwise learned of such Proceeding and such omission results in material prejudice to such Underwriter. The Company, such Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, such Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to take charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but, if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, such Selling Stockholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (c)   The Company agrees to indemnify, defend and hold harmless each Selling Stockholder, its partners, directors and officers, and any person who controls any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in either such Registration Statement or such Prospectus or necessary to make such information not misleading.

        Each Selling Stockholder severally and not jointly agrees to indemnify, defend and hold harmless the Company, its directors and officers, any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the

Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading with reference only to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity (it being understood and agreed that the only such information is enumerated in Section 11(b) of this Agreement); provided, that no Selling Stockholder shall be responsible, either pursuant to Sections 10(a) or (c) or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the proceeds (net of underwriting discounts and commissions but before deducting expenses) received by such Selling Stockholder from the sale of Shares hereunder. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

        If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Selling Stockholder pursuant to the foregoing paragraphs, the Company or such person shall promptly notify such Selling Stockholder, in writing of the institution of such Proceeding and such Selling Stockholder shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Selling Stockholder shall not relieve such Selling Stockholder from any liability which such Selling Stockholder may have to the Company or any such person or otherwise, except to the extent such Selling Stockholder shall not have otherwise learned of such Proceeding and such omission results in material prejudice to such Selling Stockholder. The Company or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or of such person unless the employment of such counsel shall have been authorized in writing by such Selling Stockholder in connection with the defense of such Proceeding or such Selling Stockholder shall not have, within a reasonable period of time in light of the circumstances, employed counsel to take charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such Selling Stockholder (in which case such Selling Stockholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Selling Stockholder and paid as incurred (it being understood, however, that such Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Such Selling Stockholder shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of such Selling Stockholder, such Selling Stockholder agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

        If any Proceeding is brought against any Selling Stockholder or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraphs, such Selling Stockholder or such person shall promptly notify the Company, in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to such Selling Stockholder or any such person or otherwise, except to the extent the Company shall not have otherwise learned of such Proceeding and such omission results in material prejudice to the Company. Such Selling Stockholder or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Selling Stockholder or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to take charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless such Selling Stockholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (d)   (i) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) or (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (A) in such proportion as is appropriate to reflect the relative benefits received by the Company and the

  Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and/or the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding. The Selling Stockholders obligations under this subsection (d)(i) to contribute are several in proportion to their respective proceeds (net of underwriting discounts and commissions but before deducting expenses) from the sale of the Shares hereunder and not joint. The liability under this subsection (d)(i) of each Selling Stockholder shall be limited to an amount equal to (I) the aggregate proceeds (net of underwriting discounts and commissions but before deducting expenses) of the sale of the Shares by such Selling Stockholder hereunder less(II) any amounts for which such Selling Stockholder has made an indemnification payment to any indemnified party pursuant to Sections 10(a) or (c) above.

  (ii)
  If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsection (c) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Stockholder on the other hand from the offering of the Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Stockholders on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Selling Stockholders on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Selling Stockholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding. The Selling Stockholders obligations under this subsection (d)(ii) to contribute are several in proportion to their respective proceeds (net of underwriting discounts and commissions but before deducting expenses) from the sale of the Shares hereunder and not joint. The liability under this subsection (d)(ii) of each Selling Stockholder shall be limited to an amount equal to (I) the aggregate proceeds (net of underwriting discounts and commissions but before deducting expenses) of the sale of the Shares by such Selling Stockholder hereunder less (II) any amounts for which such Selling Stockholder has made an indemnification payment to any indemnified party pursuant to Sections 10(a) or (c) above.

          (e)   The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

          (f)    The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, any Selling Stockholder or any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, each of the Selling Stockholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or any of the Selling Stockholders, against any of the Company's or any such Selling Stockholder's officers, directors or partners, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

          (g)   The indemnification obligations between the Company and the Selling Stockholders set forth in this Section 10 shall supersede those set forth in Section 6 of the Registration Rights Agreement, which shall be of no force or effect in respect of the transactions contemplated by this Agreement.

        11.   Information Furnished.

          (a)   Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the fifth paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 10 hereof.

          (b)   Selling Stockholders. The name of such Selling Stockholder, the number of Shares being to be sold by such Selling Stockholder and the address and other information with respect to such Selling Stockholder (excluding any percentages) which appears under the caption "Principal and selling stockholders" in the Prospectus) constitute the only information furnished by or on behalf of each Selling Stockholder as such information is referenced in Sections 4 and 10 hereof.

        12.   Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 2000 Powell Street, Emeryville, California 94608, Attention: David J. Teece; and if to the Selling Stockholders, shall be sufficient in all respects if delivered or sent to the Attorneys-in-Fact at Thoma Cressey Equity Partners, Inc., One Embarcadero Center, Suite 2930, San Francisco, California 94111, Attention: Lee M. Mitchell.

        13.   Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        14.   Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and each of the Selling Stockholders consents to the jurisdiction of such courts and personal service with respect thereto. The Company and each of the Selling Stockholders hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any other indemnified party. Each of the Underwriters, the Selling Stockholders and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and each of the Selling Stockholders agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon them and may be enforced in any other courts the jurisdiction of which the Company or such Selling Stockholder is or may be subject, by suit upon such judgment.

        15.   Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Selling Stockholders and the Company and to the extent provided in Section 10 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

        16.   Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

        17.   Successors and Assigns. This Agreement shall be binding upon the Underwriters, each of the Selling Stockholders and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's, each of the Selling Stockholder's or any of the Underwriters' respective businesses and/or assets.

        18.   Miscellaneous. UBS Securities LLC ("UBS"), an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency and are not otherwise an obligation or responsibility of a branch or agency.

        If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and UBS's acceptance shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters, severally.

(Signature page follows)

Very truly yours,
LECG CORPORATION
By:	Name: Title:

THE SELLING STOCKHOLDERS
NAMED IN SCHEDULE B
ATTACHED HERETO

By:	Thoma Cressey Equity Partners, Inc., Attorney-in-Fact
By:	TC Partners VII, L.P., Attorney-in-Fact
By:	Thoma Cressey Equity Partners, Inc., its General Partner

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named on Schedule A.

UBS SECURITIES LLC
By:	Name: Title:
By:	Name: Title:

(Signature page to Underwriting Agreement)

SCHEDULE A

Underwriters

Underwriter	Number of Firm Shares
UBS SECURITIES LLC
Total

SCHEDULE B

Selling Stockholders	Number of Firm Shares	Number of Additional Shares
Thoma Cressey Fund VII, L.P.
Thoma Cressey Friends Fund VII, L.P.
David P. Kaplan
Teece Family Millennium Trust
Marco Hellman
LECG Corporation

Total

Exhibit A

Subsidiaries

1)
LECG Funding Corporation

2)
LECG, LLC

3)
LECG Canada Holding, Inc.

4)
LECG Canada Ltd.

5)
LECG Holding Company (UK) Ltd.

6)
LECG Limited [United Kingdom]

7)
LECG Limited [New Zealand]

8)
LECG Korea LLC

9)
LECG Consulting France, SAS

10)
LECG Consulting Spain, SL

11)
LECG Consulting Belgium, SA

12)
LECG Consulting Italy S.r.l.

13)
Silicon Valley Expert Witness Group, Inc.

Exhibit B

Lock-up Letter Agreement

Common Stock
($0.001 par value)

         December 2, 2004

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

        This Lock-Up Letter Agreement is being delivered in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by LECG Corporation, a Delaware corporation, (the "Company"), the selling stockholders named therein and UBS Securities LLC ("UBS"), as Representative of the several Underwriters named therein, with respect to the public offering (the "Offering") of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company.

        In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of UBS on behalf of the several Underwriters, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the consummation of the Offering, (c) transfers of shares of Common Stock pursuant to a Rule 10b5-1 plan in existence as of, and unmodified since, November 10, 2004, (d) transactions relating to shares of Common Stock acquired pursuant to the Company's 2003 Employee Stock Purchase Plan, (e) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned, (f) transfers of shares of Common Stock or any security convertible into Common Stock by will or intestate succession to the undersigned's immediate family or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned's immediate family, (g) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, provided that in the case of any transfer or distribution pursuant to clause (c), (f) or (g), (i) each donee, transferee, trustee or distributee shall execute and deliver to UBS a duplicate form of this Lock-up Letter Agreement, and (ii) no filing by any party (donor, donee, trustee, distributor, distributee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above).

        In the event that UBS, on behalf of the several Underwriters, consents to the release of the restrictions set forth in the preceding paragraph with respect to shares of Common Stock (the "Released Shares") held by one or more stockholders of the Company (the "Releasees"), then such release shall apply to all stockholders who are subject to such restrictions by Lock-Up Letter Agreements executed in connection with the Offering with respect to the same proportionate percentage of Common Stock held by such stockholders as the Released Shares represent with respect to all of the shares of Common Stock held by the Releasees.

        In addition, except as contemplated by the preliminary prospectus, dated December 2, 2004, to the registration statement relating to the Offering, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of the registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

        If upon the earliest to occur of (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), or (iv) if the Offering is not consummated prior to December 31, 2004, this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

(Signature page follows)

2

Name:
Title:
Address:

(Signature page to Lock-up Letter Agreement)

3

Exhibit B-1

David J. Teece

David P. Kaplan

J. Geoffrey Colton

Marvin A. Tenenbaum

Walter H.A. Vandaele

John C. Burke

Gary S. Yellin

Tina M. Bussone

Michael R. Gaulke

Michael J. Jeffrey

William J. Spencer

Ruth M. Richardson

William W. Liebeck

David T. Scheffman

Teece Family Millennium Trust

Thoma Cressey Fund VII, L.P.

Thoma Cressey Friends Fund VII, L.P.

Marco Hellman

Exhibit C

Officers' Certificate

        1.     I have reviewed the Registration Statement and the Prospectus.

        2.     The representations and warranties of the Company as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

        3.     The Company has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

        4.     The conditions set forth in paragraphs (i) and (j) of Section 7 of this Agreement have been met.

        5.     The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in the Registration Statement.

QuickLinks

  Exhibit 1.1
UNDERWRITING AGREEMENT
SCHEDULE A Underwriters
SCHEDULE B
Exhibit A Subsidiaries
Exhibit B Lock-up Letter Agreement Common Stock ($0.001 par value)
Exhibit B-1
Exhibit C Officers' Certificate